COMSTOCK ANNOUNCES SECOND QUARTER 2021 RESULTS AND BUSINESS UPDATE
Nears Completion of Transformational Green Shift to Tactical Decarbonization
VIRGINIA CITY, NEVADA, August 10, 2021 – Comstock Mining Inc. (NYSE: LODE) (“Comstock” and the “Company”), an emerging innovator and leader in the sustainable extraction, valorization, and production of high value strategic materials that are essential to meeting the rapidly increasing global demand for clean energy, carbon-neutrality, and natural products, today announced its unaudited financial results for the periods ended June 30, 2021:
Selected Strategic Highlights
•Net income of $1.9 million for the six months ended June 30, 2021, or $0.05 per basic and diluted share, inclusive of $2.6 million in net gains related to the change in fair value of certain assets.
•Net increase in shareholders’ equity of $38.5 million for the six months ended June 30, 2021, resulting from restructuring, financing, and investment activities, including total debt elimination and $34.2 million increase in total assets from $43.1 million as of December 31, 2020, to $77.3 million as of June 30, 2021.
•Solid liquidity, with cash, cash equivalents and restricted cash of $5.3 million, over $20.0 million available under committed investment facilities as of June 30, 2021, and non-dilutive sales efforts underway for non-strategic assets with an expected aggregate cash value of over $25.0 million.
•Transformational plans are nearing completion, after successfully liquidating non-core assets, eliminating debt, acquiring new technologies, strengthening management, and launching new strategic lines of business.
•Recently announced lithium-ion battery, industrial hemp, and mercury remediation lines of business are expected to put the Company on track for consolidated annualized revenues exceeding $100,000,000, $300,000,000, and $900,000,000 in 2023, 2024, and 2025, respectively, during the first three full years of operations, not counting the impact of additional pending acquisitions.
“Our transformational efforts have quickened and have been especially impactful during the first half of this year,” said Corrado DeGasperis, Comstock’s Executive Chairman and Chief Executive Officer. “As a result, we have no debt, significant assets and book equity, material non-dilutive sources of cash, a portfolio of cutting-edge clean technologies, and an expanded management team that is laser focused on building an ecosystem of strategic businesses with the capacity for exponential growth and extraordinary financial, natural, and social impacts.”
Focus on Value Creation from Throughput, Revenue, Cash, and Decarbonization
“We are systemically strengthening our organization in ways that sustainably contribute to humanity’s rapidly-escalating demand for increasingly scarce natural resources, including the strategic resources needed to fuel the worldwide surge in, and transition to, clean energy and carbon-neutrality,” added DeGasperis. “To that end, we are targeting a few more commercially viable clean technology transactions that position us for extraordinary growth.”
“Throughput, revenue, cash and decarbonization are the lowest common denominators in each of our existing businesses,” continued DeGasperis. “Our team is focused on that math and the tactical activities that will be necessary to enable rapid and exponential financial, natural and social gains in markets that affect millions, but we are also keenly aware of the costs. We’ve structured each of our acquisitions to minimize dilution, by seeding each line of business with protected uses of our cash and equity, while positioning each line of business with its own cash, equity, and balance sheets, at the project and facility level. We believe that doing so will be an extremely cost-effective way to accelerate and dramatically exceed our pledge to sustainably deliver more than $500 million in shareholder value by 2023. Frankly, we believe our existing platform is already worth multiples of that target based on comparable valuations currently exceeding billions for similar lines of business. Our plans for exceeding those values come down to speed, scale, and leverage, with carbon as the common thread.”
Breakthrough Lithium-Ion Battery Recycling Technologies Enable Extraordinary Increase in Throughput
Comstock previously announced the filing of a Written Determination of Hazardous Waste Recycling (“Application”) by LINICO Corporation (“LiNiCo”), and its state-of-the-art lithium-ion battery (“LIB”) recycling facility (“LIB Recycling Facility”) that has now been designed for increased capacity and yields at a fraction of the capital of the known alternatives. Construction of the first phase of LiNiCo’s new processes will commence at the LIB Recycling Facility upon approval of the Application, with anticipated completion and start-up during the first half of 2022.
About 500,000 tons of expired LIBs containing over $900 million in strategic metals are being landfilled annually. A recent industry report estimated annual growth to more than $26 billion over the next two decades. Once complete, LiNiCo’s first LIB Recycling Facility is expected to scale up to its initial nameplate capacity, exceeding 100,000 tons per year of LIBs over three years, with revenues exceeding $500,000,000, in its third full year.
Renewable Process Solutions, An Engineering Powerhouse
LiNiCo’s capacity breakthroughs are the direct result of our recently acquired engineering, procurement, and construction (“EPC”) company, Renewable Process Solutions, Inc. (“RPS”), and its founder, Mr. Rahul Bobbili.
“Almost instantaneously, RPS and its network of engineering and advanced manufacturing experts integrated themselves into the LiNiCo team, enhancing designs, ensuring quality, reducing capital requirements and shortening lead times,” stated Mr. DeGasperis. “When the RPS engineers began developing breakthrough lithium extraction processes for us in real time, with their existing know-how, we also recognized other compelling synergies.”
RPS and Mr. Bobbili have designed and built 21 advanced renewable fuels production facilities since 2006, and RPS currently provides EPC services for the metals, mining, and renewable fuels industries. RPS also provides advanced equipment manufacturing services through its affiliated manufacturing facilities in the United States and India, at consistently superior qualities and rates. RPS brings Comstock an extraordinary competitive advantage.
Industry Leading, Industrial Scale Hemp Systems
Comstock’s investment in recycling lithium, nickel, and cobalt for cathodes led the Company to identify sources of carbon for use in the production of the graphite needed for LIB anodes, including the possibility of extracting and valorizing carbon from various alternative sources of biomass, such as forestry wastes and industrial hemp.
Industrial hemp is an extraordinary natural resource with tens of thousands of known applications, including food, feed, fuel, and fiber, and an array of emerging applications in batteries, bioplastics, and other renewable alternatives to fossil fuel derived products. Hemp’s ability to produce over 400 natural phytochemicals, such as cannabidiol (“CBD”) and cannabigerol (“CBG”), has also garnered growing attention for the compelling potential of these phytochemicals in health and wellness applications. The corresponding green rush is propelling global demand and sales of industrial hemp products to grow to $6.9 billion worldwide by 2025, according to Hemp Industry Daily.
Comstock and MANA Corporation (“MANA”), acquired a 50% stake in a pre-existing large-scale solvent extraction facility (“Biosciences Facility”) from Lakeview Energy LLC, an experienced agriproducts management company (“Lakeview”), and formed a joint venture with Lakeview to build, operate, and grow the Biosciences Facility.
“We’re proud to have assembled a world class team of industry veterans to rapidly retrofit and commence large scale solvent extraction operations and set a new standard in the industrial hemp industry for quality, compliance, consistency, flexibility and speed at a remarkable scale,” stated Mr. DeGasperis. “Once retrofits are complete in mid-2022, our facility will generate significant free cash flow by servicing a rapidly growing customer base with wholesale hemp products through a suite of custom-tailored hemp extraction, remediation, and refining solutions.”
The Biosciences Facility is expected to scale up to its initial nameplate capacity exceeding 200,000 pounds per day over its first three years, as it extracts, remediates, and refines oil from industrial hemp to generate annualized revenues of over $400,000,000 in its third full year of operations based solely on the small oil fraction of hemp. The remaining biomass is mostly cellulose, with many known co-products that the Company is evaluating for decarbonization synergies, including electrification applications that Company believes have been hiding in plain sight.
Plain Sight Innovations
Comstock has been working closely this year with its research and development partner, Plain Sight Innovations LLC (“PSI”), on several new technologies, including existing and extremely exciting processes for the efficient extraction and valorization of carbon from ubiquitous low-cost sources of feedstock.
“We’re building an ecosystem of strategic extraction and valorization facilities with complimentary feedstocks and products,” continued DeGasperis. “The consumption of any product is powered by its feedstock and, as vast as some feedstock supplies may seem, they are all finite. The world is watching that story unfold in electrification products, with a current focus on the scarcity of lithium and other cathode constituents, and a shared goal of reducing global carbon emissions. However, every cathode in every LIB needs an anode, and the vast majority of anodes are comprised of synthetic graphite, the global supplies of which are nearly all met with carbon intensive fossil fuel derivatives. We see that to be counterproductive, and its exactly the sort of inevitable need that we intend to address with our innovations. We believe that we are positioned ahead of that curve with our carbon and graphite technology developments, and my own extensive experience in building and running carbon and graphite production facilities.”
Comstock believes that the global transition to clean energy, escalating population growth, and accelerating natural resource scarcities are converging into a “perfect storm” of global demand in a broad array of strategic materials, including carbon, metals, and energy – without the corresponding capacity to sustainably meet even a fraction of the demand. The Company is planning and building the capacity to make a material contribution to meeting that demand.
Accelerating Innovation
“Shifting human consumption practices from wasteful and carbon intensive to more profitable, yet sustainable, and carbon neutral or negative requires innovation at unprecedented scales and rates,” added DeGasperis. “Exponential growth requires exponential capacity. We’re designing and deploying our systems for that capacity with our systemic management approach and extensive existing technology portfolio, but we’re still going to need more breakthroughs, speed, and capacity. We strongly believe that breakthrough speed has arrived in the form of quantum computing.”
Classical computing relies on binary states in order to complete logical operations that are either on or off. True or false. One or zero. In contrast, quantum computing is based on physical systems that can be in multiple states simultaneously, with each state having a probability of occurring after measurement. For quantum, that state can simultaneously be black, white, and every shade of grey in between. The distinction is powerful, and it gives quantum computers the potential to process exponentially more operations far more efficiently than classical computers.
The Company invested in Quantum Generative Materials LLC (“GenMat”) to support its development of a proprietary quantum operating system that harnesses emerging quantum computing technologies to accelerate the innovation of breakthrough new materials for use in high-impact applications, including batteries, mining, and decarbonization.
“Quantum computing has the profound potential to resolve urgent challenges of our time, such as global resource scarcity and climate change,” said Mr. DeGasperis. “We’re proud to collaborate with GenMat’s rapidly growing world class team and strategic network of quantum computing professionals and material scientists as they develop exceptional technologies, including specific technologies for direct use in each of our lines of business.”
Comstock and GenMat are focused on applications that accelerate the development of new materials and processes that address resource scarcity by facilitating climate smart mining, electrification, and decarbonization. Consequently, in addition to its investment, Comstock also secured exclusive rights to use GenMat’s quantum technologies in each of those fields of use to complement and enhance its existing operations and planned new business developments.
Triple Bottom Line

DeGasperis concluded: “We are now building a self-sustaining system that develops, builds, scales, and operates systemically-managed, rapidly-scalable, throughput-generating businesses that serve very large, fast-growing markets that enable exponential revenue growth while making globally-meaningful contributions to atmospheric carbon reduction and positive social outcomes. Our plan to do so from here begins with rounding out and deploying our core systems, starting with the completion of some complementary acquisitions and other transactions during the second half of 2021, the completion of construction and the commencement of operations in our lithium-ion battery recycling and industrial hemp extraction facilities in 2022, and the rapid satisfaction of our performance objectives that exceeds our $500,000,000 market value goal well before 2023.”
Conference Call
The Company will host a conference call today, August 10, 2021 at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time to report Second Quarter results and provide a business update. The Webcast will include a moderated Q&A, after the prepared remarks.  Please join the event 10 to 15 minutes prior to the scheduled start time. The link to register in advance for this live Webcast is as follows:

Register in Advance for Our Zoom Webinar
When: August 10, 2021 08:00 AM Pacific Time (US and Canada)
Topic: Comstock Mining Second Quarter 2021 Results and Business Update

Please click the link below to register in advance for this webinar:
https://us02web.zoom.us/webinar/register/WN_AEfv_xN7RoiYEYpzl55gUw

The recording of the Webcast will be available, within 48 hours of the call, on the Company website:
http://www.comstockmining.com/investors/investor-library
About Comstock Mining Inc.
Comstock Mining Inc. (NYSE: LODE) (the “Company”) is an emerging innovator and leader in the sustainable extraction, valorization, and production of scarce natural resources, with a focus on high value strategic materials that are essential to meeting the rapidly increasing global demand for clean energy, carbon-neutrality, and natural products. To learn more, please visit www.comstockmining.com.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future operating margins; available resources; environmental conservation outcomes; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; asset sales and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company.

Contact Information
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 www.comstockmining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com